                                                                    Exhibit 10.4



                          TRADEMARK LICENSE AGREEMENT
                          ---------------------------


     This TRADEMARK LICENSE AGREEMENT ("License") is made and entered into July 31, 1994, by and among DRA, Inc., a company organized under the laws of the State of Delaware ("DRA"), DR International, Inc., a company organized under the laws of the State of Delaware ("DRI" and, together with DRA, the "Licensee"), and General Motors Corporation, through its Delco Remy Division, a corporation organized under the laws of the State of Delaware ("GM").


                                   WITNESSETH


     WHEREAS, GM, DRI and DRA have entered into the Asset Purchase Agreement dated July 13, 1994 (the "Asset Purchase Agreement") under which DRA has acquired (the "Acquisition") certain assets and assumed certain liabilities of the Delco Remy Division.


     WHEREAS, DRI and DRA desire to acquire, and GM is willing to grant, a license to use certain trademarks and tradenames of Delco Remy Division world-wide.


     NOW THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, for themselves and their successors and assigns, agree as follows:


1.   DEFINITIONS
     -----------

     The following terms have the meaning ascribed to them herein:


          Businesses. The term "Businesses" shall mean the production,
          ----------
          distribution, sale and servicing of heavy duty starter motors and generators ("Heavy Duty Starter Motors Business"), remanufactured heavy duty starter motors and generators ("HD Reman Business"), light duty starter motors ("Light Duty

Starter Motor Business"), remanufactured light duty starter motors ("LD Reman Business"), and powder metal forge ("PMF Business").


Closing. The term "Closing" has the meaning ascribed to it in the Asset Purchase
-------
Agreement.


Component Supply Agreements. The term "Component Supply Agreements" means the
---------------------------
Heavy Duty Component Supply Agreement, Light Duty Component Supply Agreement, Powder Metal Forge Component Supply Agreement and Distribution and Supply Agreement between DRA and GM included among the Ancillary Agreements to the Asset Purchase Agreement.


Delco Remy Trademarks.  "Delco Remy Trademarks" means "DELCO REMY", "DELCO REMY
---------------------
AMERICA", "DELCOTRON" (with regard to heavy duty generators only), the "DELCO REMY AMERICA logo" as set forth in Exhibit A, and such other logotypes containing "Delco Remy" as DRA or DRI may adopt (subject to GM's written consent not to be unreasonably delayed or withheld) and use during the term of this license as provided herein.


Delco Remy Tradenames. The term "Delco Remy Tradenames" shall mean "Delco Remy
---------------------
America" and/or "Delco Remy International".


Effective Date. The term "Effective Date" means the date of this Agreement.
--------------

Product Liability Insurance. The term "Product Liability Insurance" means
---------------------------
insurance maintained by Licensee in accordance with Paragraph 5 hereof.

Products. The term "Products" means the products manufactured by the Businesses
--------
as of the date of the signing of this License and any replacements and extensions thereof.


Quality Standards. The term "Quality Standards" has the meaning described in
-----------------
Paragraph 6(a) herein.


Remy Trademarks. "Remy Trademarks" means "REMY", "REMY AMERICA", "REMY
---------------
INTERNATIONAL", and such logotypes as Licensee may adopt containing "REMY", "REMY AMERICA" or "REMY INTERNATIONAL".


Remy Tradenames. "Remy Tradenames" means "REMY AMERICA" and "REMY
---------------
INTERNATIONAL."


Territory. GM and Licensee have agreed that Licensee shall be entitled to use
---------
the Delco Remy Trademarks world-wide. However, the term "Territory" shall mean initially the United States (its territories and possessions including, without limitation, Puerto Rico and the U.S. Virgin Islands), Mexico, Canada, and such other countries set forth on Exhibit B, as may be expanded as provided in Paragraph 4(e) herein.


Trademarks. "Trademarks" means the "Delco Remy Trademarks", the "Remy
----------
Trademarks," and any other term that GM authorizes as provided herein for use as a trademark.


Tradenames. The term "Tradenames" shall mean the Delco Remy Tradenames and the
----------
Remy Tradenames.

          Tradename License Agreement. The term "Tradename License Agreement"
          ---------------------------
          shall mean the Tradename License Agreement among GM, DRA and DRI.


Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Asset Purchase Agreement.


2.   GRANT OF LICENSE
     ----------------


     (a)  Authorization For Products. Subject to the terms and conditions of
          --------------------------
          this License, GM hereby grants to Licensee and Licensee hereby accepts, an exclusive, royalty free license to use (i) the Trademarks on and in connection with existing Products finished goods inventory as of the Closing, (ii) the Trademarks in the form and manner specified by GM and/or approved by GM under this Agreement on and in connection with new and replacement Products made by or for Licensee developed for supply to GM pursuant to the Component Supply Agreements; (iii) the Trademarks on and in connection with Products and replacement and extension Products made by or for Licensee not supplied to GM, and (iv) the Remy Trademarks on and in connection with other products.

     (b) The grant shall include the manufacture (including the right to have made), advertising, promotion, distribution, service and sale of such Products in the Territory by or for Licensee as provided herein.

     (c)  Term and Royalty. The initial term ("Initial Term") of the license of
          ----------------
          the Delco Remy Trademarks hereby granted shall commence on the Effective Date, and shall continue for ten (10) years unless otherwise terminated as provided herein. Upon expiration of the Initial Term, this Agreement shall continue indefinitely on the same terms except that Licensee agrees to pay an annual license fee of one hundred thousand dollars ($100,000) payable upon the date of continuation and each anniversary date thereof. The license of the Remy Trademarks hereby granted shall commence on the Effective Date, shall be perpetual, fully-paid, and royalty-free, and may be freely assigned, mortgaged, sublicensed or encumbered, subject, however, to the covenants in Paragraph 2(f) of this Agreement.

(d)  Limitations to Licensee's Rights. Except as provided in the Manufacturers
     --------------------------------
     Representative Agreement, Licensee shall not use the Delco Remy Trademarks directly or indirectly on or in connection with, or in relation to, any product except Products. Licensee shall not combine the Trademarks with any other trademark without the express written authorization of GM, provided, however, that Licensee may use the Trademarks together with other trademarks, service marks, and tradenames including without limitation "ROAD GANG" and other marks for specific products. Licensee shall not make trademark use of the Trademarks or any confusingly similar forms of, variation on, or alternative spelling of the term "DELCO", "GM", "GENERAL MOTORS", or "DELCO REMY DIVISION", except as provided in this Agreement or pursuant to Paragraph 8 of this Agreement. No other right or license is granted hereby by implication or otherwise under any other mark, trademark, service mark or trade name of GM. Nothing in this Paragraph (d) shall be interpreted to limit or expand upon the rights granted Licensee to use the Tradenames under the Tradename License Agreement.

(e) GM shall not use, and will not directly or indirectly authorize or permit any third party to use the Trademarks or logotypes created by Licensee (or any confusingly similar form of variation on, or alternative spelling thereof), directly or indirectly on or in connection with or in relation to Products.

(f) Notwithstanding the other provisions of this Agreement, neither Licensee nor its sublicensees, assigns, or affiliates may use the Remy Trademarks directly or indirectly on or in connection with or in relation to (i) batteries at any time after the Closing Date or (ii) for 10 years after the Closing Date for any other product manufactured by the Delco Remy Division on the Closing Date and not acquired by DRA.

3.   GOODWILL
     --------


     Licensee recognizes the value of the goodwill associated with the Trademarks and acknowledges that, except for assignments pursuant to Paragraph 8 of this Agreement, the Trademarks, and all rights therein and the goodwill pertaining thereto, belong exclusively to GM and that the Trademarks have acquired secondary meaning in the mind of the public in association with GM. Notwithstanding anything to the contrary expressed in this License, Licensee shall not acquire, be deemed to have acquired and shall not claim any rights to the Trademarks other than the rights granted by GM under this License or pursuant to Paragraph 8 of this Agreement.


4.   GM'S TITLE AND PROTECTION OF GM'S RIGHTS
     ----------------------------------------


     (a)  GM's Representations. GM represents and warrants that in the
          --------------------
          Territory: (i) it is the sole and exclusive owner of all right, title and interest in and to the Trademarks and various U.S. and foreign registrations for use on and in connection with Products; (ii) it has the power to grant the rights and licenses granted to Licensee herein and has not granted rights and licenses to the Trademarks to any person other than Licensee hereunder with respect to Products; (iii) it has not abandoned the Trademarks; (iv) the aforementioned registrations have not been adjudged or declared invalid by any court in any jurisdiction; (v) such trademark registrations are not, as of the date of this License, the subject of any claim, litigation or U.S. Patent and Trademark Office proceeding; (vi) it is not aware of any rights of any third party which would be infringed by Licensee's use of the Trademarks as authorized herein; and (vi) it is not aware of any rights of any third party which would be infringed by Licensee's use of the Trademarks on or in connection with Products outside the initial Territory.

     (b)  Conduct of Licensee. Licensee agrees that it will not knowingly do or
          -------------------
          suffer to be done during the Term or any renewal period of this License any act or thing that will materially impair the rights of GM in and to the Trademarks then licensed hereunder. GM hereby agrees to indemnify and defend Licensee and undertakes to hold it harmless against any claims or suits to the extent that such claim or suit arises out of the exploitation and use by Licensee of the Trademarks as authorized in this License with respect to Products, provided that the claim or suit arises in the Territory and prompt notice is given to GM of any such claim or suit and provided further that GM shall have the option to undertake and conduct, at GM's expense, the defense of any suit brought and that no settlement of any such claim or suit is made without prior written consent of GM (which consent shall not be unreasonably delayed or withheld). Licensee shall participate in such defense, at its own expense, to protect its interests. GM shall keep Licensee informed on all material developments throughout the progress of any such defense, and GM shall not, without Licensee's prior approval, which approval shall not be unreasonably withheld, enter into any consent, settlement, or other agreement which materially diminishes or restricts Licensee's rights under this License or places any material restrictions or conditions upon Licensee's use of the Trademarks with respect to Products.

(c)  Assistance. Licensee agrees to assist GM to the extent reasonably necessary
     ----------
     in the procurement of any protection or to protect any of GM's rights in and to the Trademarks for Products. To this end, GM may commence or prosecute, at GM's expense, any claims or suits in its own name, in the name of Licensee or may join Licensee as a party thereto provided that GM indemnifies and defends and holds Licensee harmless from any claims, suits or counterclaims resulting therefrom. Each party shall promptly notify the other in writing of any material infringement or imitation by others of the Trademarks on goods the same as or similar to the Products covered by this License which may come to such party's attention. The parties shall promptly consult with each other and use their best efforts to agree upon a course of action to be taken with respect to such infringement, provided, however, that,

     GM shall have the sole right to determine whether or not it takes any action on account of any such infringement or imitation. If GM decides not to take action, Licensee may then take action in its own name and at its expense and discretion and may join GM as a party to the extent necessary, provided that Licensee indemnifies and defends and holds GM harmless from any claims, suits, or counterclaims resulting therefrom.

(d)  No Registration. Except as otherwise provided in this Agreement, Licensee
     ---------------
     shall not attempt to register the Trademarks, the term "DELCO", or any formative thereof, alone or as part of its own trademark, nor shall Licensee use or attempt to register any marks which are likely to be confusingly similar to or constitute a colorable imitation of the Trademarks.

(e)  Registration and Registered User. GM shall seek and maintain in GM's name
     --------------------------------
     registrations of the Trademarks in the Territory for those Products which Licensee sells or intends to sell in the Territory. GM shall pay the initial cost for registration of the Delco Remy Trademarks in the Territory and for the recordal or registration of this License, any related agreements and of Licensee as a registered user. In addition, Licensee may request that GM register and maintain the Remy Trademarks for such products in such countries as Licensee deems necessary or desirable, for which Licensee will reimburse GM for its out-of-pocket costs. In the event that Licensee desires to market Products bearing Delco Remy Trademarks in any country not then included in the Territory, Licensee shall first promptly notify GM so appropriate trademark applications can be filed by GM before any marketing of such products shall commence; provided that GM shall instruct the filing of any application within thirty (30) days after receipt of the notice to GM. Licensee agrees to cooperate with GM in having Licensee recorded as a registered user where GM in its sole discretion deems that such recordal is necessary. Licensee agrees to pay the out-of-pocket costs incurred by GM for the registration and recordal in any country which Licensee has requested to add to the Territory, and for the maintenance and renewal of other registrations and recordals, provided that

          GM gives Licensee 6 months prior notice of the deadlines for such maintenance and renewal and in countries where there is no actual or contemplated use the option of declining to maintain or renew such registrations or recordals. Each party shall furnish the other with all reasonably requested information and documentation (including the execution and delivery of any appropriate and accurate affidavits, declarations, oaths and other documentation) to assist the other in obtaining or maintaining trademark registrations or other forms of intellectual property protection and registrations and in any litigation or administrative proceeding related thereto.

     (f)  No Assignment. It is agreed that nothing contained in this License
          -------------
          shall be construed as an assignment or grant to Licensee of any right, title or interest in or to the Trademarks, it being understood that all rights relating thereto are reserved by GM, except for (i) the License to Licensee of the right to use and utilize the Trademarks only as specifically and expressly provided in this License and (2) the assignment to Licensee of the trademarks and tradenames under the Asset Purchase Agreement and pursuant to Paragraph 8 of this Agreement.


5.   INDEMNIFICATION BY LICENSEE AND PRODUCT LIABILITY INSURANCE
     -----------------------------------------------------------

     Licensee agrees that it will obtain as of the Closing, at its own expense, Product Liability Insurance from a recognized insurance company which is qualified to do business in the State of Indiana, providing adequate protection (in the minimum amount of five million dollars ($5,000,000) per occurrence) for GM (as well as Licensee) against any product liability claims related to the Products. As proof of such insurance, a certificate of Product Liability Insurance, naming GM as an additional insured party (and setting forth the amount of insurance, the policy number, the date of expiration and including a provision requiring that GM be given thirty (30) days written notice prior to termination, reduction or modification of such insurance coverage) shall be submitted to GM by Licensee within thirty (30) days after the execution of this License. Upon modification thereof, Licensee shall furnish promptly to GM a copy of the modified certificate of Product Liability Insurance. Licensee's procurement of Product Liability Insurance or furnishing to GM a certificate therefor shall not relieve Licensee of its obligation or liabilities under this License.


6.   QUALITY CONTROL
     ---------------


     (a)  Quality Standards.   GM acknowledges that the Products currently
          -----------------
          manufactured by its Delco Remy Division meets its high standards for quality. Licensee acknowledges that if the Products it manufactures after the Closing were to be of inferior quality in design, material or workmanship, the substantial goodwill that GM has built up and now possesses in the Trademarks would be impaired. Accordingly, it is an essential condition of this License, and Licensee hereby covenants and agrees: (i) that the overall quality of the Products covered by this License, and any use or depiction of the Delco Remy Trademarks in connection therewith, shall continue to meet or exceed the overall standard and quality as those manufactured by or for the Delco Remy Division as of the Closing; and (ii) that products bearing the Delco Remy Trademarks or Remy Trademarks will be manufactured, imported, promoted, sold, distributed and exploited in all material respects in accordance with all applicable and material federal, state and local laws and regulations. In addition, if any Product sold by Licensee to GM under the Component Supply Agreements is resourced by GM because of Licensee's breach of the quality requirements of such agreement, then Licensee will not thereafter use the Delco Remy Trademarks to promote that particular Product for sale in the same application as original equipment or new service parts. All products sold bearing the Remy Trademarks under this License will be of merchantable quality as defined in the Uniform Commercial Code.

     (b)  Reporting and Inspection. In order to verify that Licensee is
          ------------------------
          continuing to maintain the Quality Standards as required under this License, at GM's reasonable request Licensee shall deliver to GM or its designee sample Products bearing the Delco Remy Trademarks and products bearing the Remy Trademarks, together with information relating to the design, specification, manufacture and reliability of products including but not limited to those supplied to GM pursuant to the Component Supply Agreements. This requirement shall survive the termination of such Component Supply Agreements.

     (c)  Advertising. Licensee shall provide GM at any time, at GM's reasonable
          -----------
          request but not more than three times per year, a representative sampling of all current or proposed tags, labels, identification plates, packaging, advertising copy, brochures, catalogs, marketing and promotional materials, bearing the Delco Remy Trademarks not previously provided pursuant to this provision (individually or collectively, the "Material") for GM's review of: (i) the manner in which the Delco Remy Trademarks are used and depicted; (ii) conformity to the Quality Standards; and (iii) the notices required in Paragraph 7 below. GM shall use its best efforts to respond with any reasonable objections thereto in writing within fourteen (14) days, and the parties will use their best efforts to resolve in good faith such objections. If GM shall fail, however, to object in writing within thirty (30) days after receipt of the Material, it shall be deemed to have consented to Licensee's use of the Material. Such consent by GM shall not constitute a waiver of Licensee's other duties under this License.


7.   TRADEMARK AND LICENSE NOTICES
     -----------------------------


     Licensee agrees that, on or before six (6) months after the Effective Date and throughout the Term of this License, it will cause to appear where practical or appropriate when a Delco Remy Trademark is used (a) on all advertising, promotional and point-of-sale materials (including, without limitation, brochures and catalogs) used by Licensee in connection with the Products; and (b) within the bulk shipment of any large quantity of Products shipped in bulk to an end user, a notice that the term "DELCO REMY" is a registered trademark of GM ("Trademark Notice") and a notice that the Delco Remy Trademarks are being used by Licensee pursuant to this License from GM ("License Notice"), unless other notice is authorized by GM or is necessary or desirable under the law or practice of the country. The Trademark Notice shall consist substantially of the following: "DELCO REMY is a registered trademark of General Motors Corporation used under license." All advertising and promotional materials bearing a Delco Remy Trademark used by Licensee in connection with the Products shall contain the foregoing notice, unless other notice is authorized by GM or is necessary or desirable under the law or practice of the country.


8.   RIGHT TO ACQUIRE REMY TRADEMARKS
     --------------------------------


     GM will, within 30 days after Licensee's written request, transfer and assign, or cause to be transferred and assigned, to a Licensee or its designee the right, title and interest to the Remy Trademarks in such country or countries as Licensee may designate, to the extent that such transfer and assignment is permissible under applicable law, together with all assignments and other documents necessary to effect such transfer and all records relating to the registration of such marks. Licensee's use of the Remy Trademarks after any such transfer will remain subject to Licensee's covenants under Paragraph 2(f) of this Agreement. Licensee will bear the expense of preparing and recording such documents and assignments as well as all out-of-pocket legal costs, taxes, and fees related thereto. Licensee may exercise its right to cause GM to transfer the Remy Trademarks from time to time in such countries as its chooses until it has acquired all right, title and interest to the Remy Trademarks in all countries. To the extent necessary, the parties will enter into such consent agreement as is appropriate under the laws of each such country to ensure the protection of the Remy Trademarks as to Licensee and the Delco Remy Trademarks as to GM.

     Contemporaneous with each such transfer and assignment, GM will, to the extent requested by Licensee in writing, voluntarily partially cancel, abandon, relinquish or limit any of its or its affiliates' rights to and registrations of Delco Remy Trademarks in such country or countries with respect to Products, provided, however, that Licensee will not thereafter sell Products in such country or countries under the Delco Remy Trademarks if registration with respect to Products would be required there. Nothing herein will limit GM's ability to use, license, register, or maintain registrations for the Delco Remy Trademarks on or in connection with, or in relation to, any product or service of the Delco Remy Division as of the Closing Date other than the Products. With respect to each country in which Licensee has been assigned the Remy Trademarks, as of the effective date of any such assignment the Remy Trademarks will no longer be subject to this License in such country, the definition of the term "Trademarks" in this Agreement will exclude the Remy Trademarks as to such country, and Licensee's covenants and acknowledgements in Paragraphs 2(d), 3 and 4 with respect to the Delco Remy Trademarks will not be interpreted to limit or restrict Licensee's use of or rights to the Remy Tradenames as to such country, provided, however, that such changes will not alter Licensee's covenants under Paragraph 2(f) of this Agreement.


9.   TERMINATION
     -----------


     (a)  Bankruptcy. If Licensee: (i) files a voluntary petition for an order
          ----------
          of relief in bankruptcy; (ii) is adjudicated a bankrupt; (iii) has an involuntary petition in bankruptcy filed against it which remains unstayed or undismissed for sixty (60) days following the filing thereof; (iv) makes an assignment for the benefit of its creditors or pursuant to any bankruptcy law; or (v) has a liquidating receiver appointed for it or for its business, the License hereby granted shall automatically terminate without any notice being necessary.

     (b)  Breach. If either party shall commit a material breach of any of its
          ------
          obligations under this License, the non-breaching party shall have the right to terminate this License upon ninety (90) days prior written notice ("Notice Of Termination"), and such Notice Of Termination shall become effective unless the breaching party shall have substantially remedied the breach within the ninety (90) day period, which may be extended an additional ninety (90) days if requested in writing by the breaching party and the breaching party is working in good faith to fully remedy such breach.


10.  DISPOSAL OF STOCK UPON EXPIRATION OR TERMINATION
     ------------------------------------------------


     After expiration or termination of this License under the provisions of Paragraph 9, Licensee may dispose of Products bearing Trademarks which were manufactured prior to the time of expiration or termination. Licensee shall in no event manufacture, promote, assemble, sell, exploit or dispose of any Product bearing Trademarks after termination of this License, where such termination was based on the material departure by Licensee from the Quality Standards required by Paragraph 6(a) of this License.


11.  EFFECT OF EXPIRATION OR TERMINATION
     -----------------------------------


     Upon and after the expiration or termination of this License, the license granted to Licensee hereunder shall forthwith revert to GM, except as provided in Paragraph 10, and Licensee shall execute any instruments reasonably requested by GM, at GM's expense, to accomplish or confirm the foregoing, provided, however, that such expiration or termination shall not in any way diminish, limit, revoke, or cause any reversion of, Licensee's rights to the trademarks and tradenames transferred and assigned under the Asset Purchase Agreement or pursuant to Paragraph 8 of this Agreement.

12.  REMEDIES
     --------


     (a)  No Waiver. The resort by either party to any remedies referred to
          ---------
          herein shall not be construed as a waiver of any other rights or remedies to which such party is entitled under this License or otherwise.

     (b)  Remedies Cumulative. All rights and remedies of a party hereto whether
          -------------------
          evidenced hereby or arising as a result of any other contract, agreement, instrument or law shall be cumulative and may be exercised singularly or concurrently.


13.  NOTICES
     -------


     All communications, notices and exchanges of information contemplated herein, or required or permitted to be given under this License, must be in writing and will be deemed effective when delivered in person or on the third business day after the day on which such notice is mailed by the highest class of regular mail to the following addresses:

     If to GM:          AC Delco Systems Division
                        4800 S. Saginaw Street
                        Flint, Michigan 48501
                        Attention: Finance Director
                        Fax: (810) 257-5526

     with a copy to:    General Motors Corporation
                        Office of General Counsel
                        3031 West Grand Boulevard
                        P. O. Box 33122
                        Detroit, Michigan 48232-5122
                        Attention: Trademark Counsel

     If to Licensee:    Delco Remy America, Inc.
                        2405 Columbus Avenue
                        Anderson, Indiana 46018
                        Attention: Chief Financial Officer
                        Fax: (317) 646-3531

                        DR International, Inc.
                        275 Rex Boulevard
                        Auburn Hills, Michigan 48326
                        Attention:  Harold K. Sperlich
                        Fax: (810) 852-7286

     with a copy to:    Dechert Price & Rhoads
                        4000 Bell Atlantic Rower
                        1717 Arch Street
                        Philadelphia, Pennsylvania 19103
                        Attention: G. Daniel O'Donnell, Esquire
                        Fax: (215) 994-2222


14.  RELATIONSHIP BETWEEN GM AND LICENSEE
     ------------------------------------


     Nothing in this License shall be construed to place the parties in a relationship whereby either shall be considered to be the agent of the other for any purpose whatsoever. Neither party is authorized to bind the other party or to enter into any contract or assume any obligation for the other. Any such unauthorized act will be null and void as to the party for which such obligations were assumed. Nothing in this License shall be construed to establish a relationship of partners or joint venturers between GM and Licensee. Each party is individually responsible only for its own obligations, duties and promises as set out in this License.


15.  ASSIGNMENT OR SUBLICENSE
     ------------------------


     With the exception of the license of the Remy Trademarks and Licensee's rights under Paragraph 8, this License and each part hereof and all rights and duties hereunder are personal to Licensee and shall not, without the prior written consent of GM, be assigned, mortgaged, sublicensed or otherwise encumbered by Licensee or by operation of law. If Licensee determines that it needs to enter into a sublicense or joint license with respect to the Delco Remy Trademarks, it should make such request in writing to GM. Such request should state the name and address of the company for which the sublicense or joint license is sought, a description of such company and sufficient financial information with respect to such company which will enable GM to satisfy itself as to financial health and standing of such company. Licensee must also set forth the Products for which a sublicense or joint license is sought, the intended customers and why it believes a sublicense or joint license is necessary and what steps will be taken to protect the trademarks and assure the quality of the Products involved. Notwithstanding the foregoing, GM may assign this License without first obtaining Licensee's written consent to any wholly owned subsidiary company of GM, and Licensee may assign this License as part of an internal reorganization or to the successor of all or substantially all of its business.


16.  NO WAIVER, ENTIRE AGREEMENT
     ---------------------------


     None of the terms of this License can be waived or modified except by an express agreement in writing signed by all of the parties. There are no representations, promises, warranties, covenants or undertakings other than those contained in this License and Exhibits hereto, and the Asset Purchase Agreement, which represent the entire understanding of the parties hereto relating to the subject matter thereof. The failure of either party hereto to enforce, or the delay by either party in enforcing, any of its rights under this License shall not be deemed a continuing waiver or a modification thereof, and either party may, within the time provided by applicable law, commence appropriate legal proceedings to enforce any or all of such rights. No person, firm, group or corporation other than Licensee and GM shall be deemed to have acquired any rights by reason of anything contained in this License.


17.  MISCELLANEOUS
     -------------


     (a)  Controlling Law. This License shall be considered as having been
          ---------------
          entered into in the State of New York, without giving effect to the principles of conflict of laws, and shall be construed and interpreted in accordance with the laws of that State.

     (b)  Service of Process. Service of process shall be effective if mailed
          ------------------
          pursuant to Paragraph 13 hereof.

     (c)  Singular Shall Include Plural. Whenever required by the context, the
          -----------------------------
          singular shall include the plural, and the plural the singular, and the masculine shall include the feminine and neuter.

     (d)  Severability. The provisions of this License shall be severable, and
          ------------
          if any provision of this License shall be held or declared to be illegal, invalid, or unenforceable in any jurisdiction, such illegality, invalidity or unenforceability shall not affect any other provision hereof or the interpretation and effect of this License as to any other jurisdiction, and the remainder of this License, disregarding such illegal, invalid or unenforceable provision shall continue in full force and effect as though such illegal, invalid, or unenforceable provision had not been contained herein.

     (e)  Headings. Headings or titles to Paragraphs or subparagraphs in this
          --------
          License are for the convenience of reference only and shall not affect the meaning or interpretation of this License or any part hereof.

     (f)  No Modifications. This License may not be released, discharged,
          ----------------
          abandoned, changed or modified in any manner except in an instrument signed by each of the parties hereto.

     (g)  No Strict Construction. The language used in this License shall be
          ----------------------
          deemed to be language chosen by all parties hereto to express their mutual intent, and no rule of strict construction against either party shall apply to any term or condition of this License.

           (h)  Signature Representation. Each person who signs this License on
                ------------------------
behalf of a party hereto represents and warrants that he has the proper authority to execute this License on such party's behalf.


IN WITNESS WHEREOF, GM and DRA have caused this Agreement to be executed by their duly authorized representatives on the day and year first written above.


                                               GENERAL MOTORS CORPORATION


                                               BY:  /s/ Charles A. Cotten
                                                   -----------------------------
                                               NAME:  Charles A. Cotten
                                                     ---------------------------
                                               TITLE: Attorney in fact
                                                     ---------------------------

                                               DR INTERNATIONAL, INC.


                                               BY:  /s/ James R. Gerrity
                                                   -----------------------------
                                               NAME:  James R. Gerrity
                                                     ---------------------------
                                               TITLE: Executive V.P.
                                                     ---------------------------


                                               DRA, Inc.


                                               BY:  /s/ James R. Gerrity
                                                   -----------------------------
                                               NAME:  James R. Gerrity
                                                     ---------------------------
                                               TITLE: Executive V.P.
                                                     ---------------------------

                                   EXHIBIT A
                                   ---------


                            DELCO REMY AMERICA LOGO
                            -----------------------







                       [LOGO OF DELCO REMY APPEARS HERE]








                                      PMS #185 and Black
                                                 4-20-94






                          Trademark License Agreement
                                   Exhibit A

                                   EXHIBIT B
                                   ---------


                             LICENSED TERRITORIES
                             --------------------

                TERRITORY               TERRITORY
                ---------               ---------
                Algeria                 Morocco
                Argentina               Namibia
                Australia               New Zealand
                Austria                 Nicaragua
                Bangladesh              Nigeria
                Benelux                 Norway
                Bolivia                 O.A.P.I.
                Bophuthatswana          Pakistan
                Botswana                Papua New Guinea
                Brazil                  Paraguay
                Canada                  People's Republic of China
                Chile                   Peru
                Colombia                Poland
                Costa Rica              Portugal
                Czech Republic          Russia
                Denmark                 Saudi Arabia
                Ecuador                 Singapore
                Egypt                   South Africa
                El Salvador             Spain
                Fiji Islands            Sri Lanka
                Finland                 Sudan
                France                  Swaziland
                Germany                 Sweden
                Ghana                   Switzerland
                Greece                  Syria
                Hong Kong               Taiwan
                Hungary                 Tanganyika
                Iceland                 Thailand
                India                   Transkei
                Indonesia               Turkey
                Iran                    Ukraine
                Ireland                 United Arab Emirates
                Israel                  United Kingdom
                Italy                   United States
                Japan                   Uruguay
                Korea                   Venda
                Kuwait                  Venezuela
                Lesotho                 Western Samoa
                Mexico                  Zambia


                          Trademark License Agreement
                                   Exhibit B